As filed with the Securities and Exchange Commission on March 1, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

OCULUS INNOVATIVE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0423298 (I.R.S. Employer Identification No.)

1129 N. McDowell Blvd. Petaluma, CA (Address of principal executive offices)	94954 (Zip Code)
Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan,
1999 Stock Plan, 2000 Stock Plan, 2003 Stock Plan and 2004 Stock Plan
(Full title of the plans)

Hojabr Alimi Chief Executive Officer Oculus Innovative Sciences, Inc. 1129 N. McDowell Blvd. Petaluma, CA 94954 (707) 782-0792 (Name, address and telephone number of agent for service)	Copy to: Sylvia K. Burks, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount To	Maximum Offering	Maximum Aggregate	Amount of
To Be Registered(1)	Be Registered(2)	Price Per Share	Offering Price	Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan	1,250,000	$7.69 (3)	$9,612,500	$296
Outstanding options to purchase shares of Common Stock, par value $0.0001 per share (4)	1,589,670	$5.75(5)	$9,140,603	$281
Total Registration Fee	N/A	N/A	N/A	$577

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on February 27, 2007.
(4) Represents shares subject to outstanding options granted under the 1999 Stock Plan, 2000 Stock Plan, 2003 Stock Plan and 2004 Stock Plan.
(5) Estimated pursuant to Rules 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on the weighted-average exercise price of the outstanding options under the 1999 Stock Plan, 2000 Stock Plan, 2003 Stock Plan and 2004 Stock Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Program Annual Information.*
• Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:
          (a) Registrant’s prospectus dated and filed on January 26, 2007 pursuant to Rule 424(b)(4) of the Securities Act (File No. 333-135584), which contains audited, consolidated financial statements for the Registrant’s latest fiscal year for which such statements have been filed and unaudited condensed consolidated financial statements for the most recent interim period required to be filed.
          (b) Registrant’s Quarterly Report on Form 10-Q (File No. 001-33216) for the fiscal quarter ended December 31, 2006.
          (c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on December 15, 2006 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584) (the “Form S-1 Registration Statement”)) and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.5 to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.
          The Registrant has entered into Indemnification Agreements (Exhibit 10.1 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
Item 7. Exemption From Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1	Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.2	1999 Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.3	2000 Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.4	2003 Stock Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.5	2004 Stock Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; and
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Petaluma, State of California, on the 28th day of February, 2007.

OCULUS INNOVATIVE SCIENCES, INC.

By	/s/ Hojabr Alimi

Hojabr Alimi
Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hojabr Alimi and Robert E. Miller and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Hojabr Alimi Hojabr Alimi	Chief Executive Officer (Principal Executive Officer) and Director	February 28, 2007
/s/ Robert E. Miller Robert E. Miller	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2007
/s/ Akihisa Akao Akihisa Akao	Director	February 28, 2007
/s/ Robert Burlingame Robert Burlingame	Director	February 28, 2007
/s/ Edward M. Brown Edward M. Brown	Director	February 28, 2007
/s/ Richard Conley Richard Conley	Director	February 28, 2007
/s/ Gregory M. French Gregory M. French	Director	February 28, 2007
/s/ James J. Schutz James J. Schutz	Director	February 28, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1	Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.2	1999 Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.3	2000 Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.4	2003 Stock Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).

99.5	2004 Stock Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-135584)).